UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 13, 2008

Humana Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5975	61-0647538
(Commission File Number)	(IRS Employer Identification No.)

500 West Main Street, Louisville, KY	40202
(Address of Principal Executive Offices)	(Zip Code)

502-580-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

February 19, 2008—Humana Inc. (NYSE: HUM) today issued the following statement:

“New York Attorney General Andrew Cuomo has announced he is issuing subpoenas to 16 health plans in conjunction with a lawsuit his office is filing against UnitedHealth Group and its subsidiary, Ingenix, as part of an industry-wide investigation into certain provider-payment practices.

“Humana has received a subpoena in connection with this matter and intends to cooperate fully with the investigation. Humana believes that guidance in the form of transparency and information is paramount to a successful relationship with all of its stakeholders, including members and physicians.

“Humana further noted that the matters covered by the subpoena do not involve its Medicare operations in New York or any other state. The company’s operations in New York consist primarily of Medicare business.”

This document contains statements that are forward-looking. The forward-looking statements herein are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking items may be significantly impacted by certain risks and uncertainties described in the company’s Form 10-K for the year ended December 31, 2006, its Form 10-Qs for the periods ended March 31, 2007, June 30, 2007, and September 30, 2007, and its Form 8-Ks filed during 2007 and 2008, all as filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC.

BY:	/s/ Kathleen Pellegrino
Kathleen Pellegrino
Vice President & Acting General Counsel

Dated: February 19, 2008